UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

NYMEX Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Notice No. 08-393

July 31, 2008

TO:	Owners of Class A Memberships of New York Mercantile Exchange, Inc.

FROM:	Donna Talamo, Vice President & Corporate Secretary

RE:	Frequently Asked Questions (FAQ) Regarding the Proposed Transaction with CME Group

I have received multiple/too many/not enough proxy cards — why? Do I need to fill out multiple cards to cast my vote?

Separate proxy cards were mailed for registered stockholders of NYMEX Holdings common stock (green proxy cards) and for owners of NYMEX Class A memberships (blue proxy cards). These are separate cards for voting your memberships and your shares. In addition, if you own shares both in your own name and in the name of your broker or other nominee, you will receive separate proxy cards for those shares. In order to vote all of your NYMEX Holdings shares, you must vote ALL proxy cards mailed to you which represent all of your accounts.

After the merger, will I still have a membership?

Yes, NYMEX Class A members will retain their NYMEX Class A memberships.

How many memberships will there be?

The certificate of incorporation to be approved by the NYMEX Class A members at the special meeting provides that there will be 816 NYMEX Class A memberships.

Will we still have a seat market?

Yes, the NYMEX seat market will be preserved for the sale and lease of NYMEX Class A memberships.

Will there still be COMEX members?

Yes. COMEX memberships will not change.

Will NYMEX still have board representation?

The Board of Directors of CME Group will add three directors proposed by NYMEX Holdings. The NYMEX board of directors will be appointed by CME Group at its discretion.

What about the permit program I read about in the preliminary proxy statement/prospectus? Will I also need to hold a permit to trade?

No. As described in your proxy materials, trading privileges will continue to be provided by the NYMEX Class A memberships following the consummation of the merger, and no trading permits will be issued.

Will my 311(G) rights be extinguished?

Yes, post-closing, 311(G) rights will no longer exist.

Will I still be able to lease my seat?

Yes.

Will I still be able to get preferred access to the floor?

Yes. NYMEX Class A members will continue to have trading floor access and rights to trade, broker or solicit on the NYMEX floor.

Will shareholding requirements change for NYMEX member firms?

We intend to reduce shareholding requirements for member firms. Rather than the current 150,000 shares of NYMEX Holdings common stock required today, member firms can expect that shareholding requirements will be reduced as follows, pending approval of the transaction:

Exchanges	CME Group Class A Shares
NYMEX only	12,000
NYMEX plus one (CME or CBOT)	14,000
NYMEX, CME and CBOT	16,000

If I have a special deal or a market-maker designation with NYMEX for fees, will anything change?

For the foreseeable future, market maker designations and existing contractual arrangements will not change as a result of this transaction.

What about trading and pricing for new products – new metals, biofuels, etc.? Will I retain the same trading rights for these products, as well as pricing incentives?

CME Group has consistently provided discounted fees for new products to exchange members in an effort to develop market liquidity. The certificate of incorporation to be approved by the NYMEX Class A members at the special meeting does not provide any guarantees for new products listed under the NYMEX or COMEX exchanges.

Will CME Group adopt volume discounts and other similar programs for NYMEX products?

CME Group has not made any future determinations of fee policies at this time except to the extent that CME Group plans to maintain member-differentiated pricing, consistent with its practice of rewarding liquidity providers with fee discounts. [See answer above] However, to keep NYMEX markets liquid, competitive and growing we will continually evaluate existing fees and incentive programs to ensure their continued effectiveness, occasionally making adjustments or adopting new incentives where necessary and appropriate.

Should you have any questions, please contact Donna Talamo at dtalamo@nymex.com or 212-299-2372 or Investor Relations at investorrelations@nymex.com or 212-299-2669.

Forward Looking Statements:

This document may contain forward-looking information regarding CME Group Inc. (“CME Group”) and NYMEX Holdings, Inc. (“NYMEX Holdings”) and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME Group and NYMEX Holdings, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME Group’s and NYMEX Holdings’ management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; the proposed transaction may not be consummated on the proposed terms and schedule; uncertainty of the expected financial performance of CME Group following completion of the proposed transaction; CME Group may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of NYMEX Holdings with CME Group’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Item 1A of NYMEX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and additional updates to these risks contained in our Quarterly reports. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov/ or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, CME Group and NYMEX Holdings undertake no obligation to release publicly any revisions to any forward- looking statements to reflect events or circumstances after the date of this press release.

Important Merger Information

In connection with the merger transaction involving CME Group and NYMEX Holdings, CME Group has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) on July 21, 2008 containing a definitive joint proxy statement/prospectus. This presentation is not a substitute for the definitive joint proxy statement/prospectus or any other documents CME Group and NYMEX Holdings have filed or will file with the SEC. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and any other relevant documents filed or to be filed by CME Group or NYMEX Holdings because they contain or will contain important information about the proposed transaction. The definitive proxy statement/prospectus and other documents filed or to be filed by CME Group with the SEC are or will be available free of charge at the SEC’s Web site ( http://www.sec.gov/ ) or from CME Group Inc., Attention: Shareholder Relations, 20 S. Wacker Drive, Chicago, Illinois 60606 , (312) 930-1000 or NYMEX Holdings, Inc., Attention: Investor Relations, at One North End Avenue, World Financial Center, New York, New York 10282, (212) 299-2000.

CME Group and NYMEX Holdings and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CME Group and NYMEX Holdings shareholders in respect of the proposed transaction. Information regarding CME Group and NYMEX Holdings’ directors and executive officers is available in their respective proxy statements for their 2008 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.